                                                                     Exhibit 9.1

                                     AMENDED
                      VOTING TRUST AGREEMENT IN RESPECT OF
                  COMMON STOCK OF DIGITAL POWER HOLDING COMPANY

         This Voting Trust Agreement (the "Agreement") effective as of May 6, 1998, and as now amended between I-Storm Acquisition Corp., a Cayman Islands company and an owner and holder of shares of the Common Stock (the "Holder") of Digital Power Holding Company (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada; and the Secretary of the Corporation (the "Trustee").

         WHEREAS, the Holder entered into a Stock Purchase Agreement on May 6, 1998 herewith pursuant to which the Holder acquired sixty (60) percent of the issued and outstanding Common Stock of the Corporation;

         WHEREAS, as condition of the Stock Purchase Agreement, the Holder must vest its voting power of its Common Stock of the Corporation, including any Common Stock acquired through the exercise of options granted to it by the Stock Purchase Agreement, in the Trustee as hereinafter provided;

         WHEREAS, with a view to the safe and competent management of the Corporation in the interests of all the shareholders thereof, and in the interest of preventing the Holders from exercising direct or indirect control over the management and fundamental decisionmaking of the Corporation, the subscribers are desirous of creating a trust in the manner following;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

         1. TRANSFER OF STOCK TO TRUSTEE. The Stockholder shall deposit with the Trustee the certificate or certificates representing its Common Stock of the Corporation, together with a proper and sufficient instrument, duly executed, for the transfer to the Trustee, and with all necessary transfer tax stamps affixed. Shares of Common Stock of the Corporation received by the Stockholder through the exercise of options granted to it pursuant to the Stock Purchase Agreement shall immediately be deposited with the Trustee at the time of exercise and such shares and options shall be governed by and subject to this Voting Trust Agreement.

         2.       VOTING TRUST CERTIFICATES.

                  (a) Upon deposit of a certificate or certificates representing Common Stock of the Corporation by the Stockholder, the Trustee shall deliver or cause to be delivered to the Holder, a voting trust certificate or certificates for the same number of shares of Common Stock of the Corporation as is represented by the certificate or certificates so deposited, which voting trust certificate or certificates so to be delivered shall be substantially in the form attached hereto as Exhibit A with such amendments and modifications as shall be approved by the Trustee. A copy of this Agreement shall be filed by the Trustee in the principal office of the Corporation.

                  (b) The voting trust certificates issued by the Trustee may only be transferred on the books of the Trustee upon the surrender of any and all voting trust certificates, properly endorsed by the Holder. Any transfer of the voting trust certificates shall be subject to the same restrictions governing the transfer of the underlying Common Stock of the Corporation imposed by the Corporation, including those imposed by the provisions of any shareholder agreement, or any federal or state law or regulation. Until such transfer, the Trustee may treat the Holder as owner of the voting trust certificate for all purposes whatsoever. In connection with any transfer of such voting trust certificates under any provision of this Agreement, the Trustee may require the payment of a sum sufficient to pay or reimburse him for any resulting stamp tax or other governmental charge. Except in the case of a transfer made in a bona fide sale for value to an unrelated third party, every transferee of a voting trust certificate or certificates issued shall, by the acceptance of the voting trust certificate or certificates, become a party to this Agreement with like effect as though an original party, and shall be considered a Holder.

                  (c) Shares of Common Stock of the Corporation, certificates for which shall be deposited with the Trustee, shall be vested in the Trustee and shall be transferred into the name of the Trustee upon the books of the Corporation. The Trustee shall, as to all Common Stock so held by him, possess and be entitled to exercise all shareholders' rights of every kind, including the right to vote and take part in, or consent to, any corporate or shareholders' action, in accordance with the terms of this Agreement.

         3. HOLDERS SHALL NOT VOTE. Each Holder shall not have any right, with respect to any such Common Stock held by the Trustee, to vote, or take part in or consent to, any corporate or shareholders' action of the Corporation. Holder acknowledges it has acquired the shares and options of the Corporation as a passive investment and not to control the management of the Corporation. Each Holder assumes no responsibility for the acts of the Trustee, or of any director elected in the exercise of the voting power of the Common Stock.

         4. TRUSTEE TO VOTE STOCK. The Voting Trustee shall vote on matters which may come before him at any shareholders' meeting and agrees to vote the Common Stock held by it pursuant hereto in the same manner as the majority of the shares of Common Stock which are not subject to this Voting Trust are voted; and further, in the event that a majority of the shares of Common Stock which are not subject to this Voting Trust should take action by written consent in lieu of a meeting or stockholder vote, the Trustee shall immediately thereafter take action by written consent in the same manner as the majority of the shares of Common Stock which are not subject to the Voting Trust have taken such action. The Trustee shall have no obligation to give advance notice to any Holder of any pending vote or corporate action. The Trustee shall, however give notice to the Holders of any shareholder action, including his exercise of voting power, within ten (10) days after the occurrence of such action.

         5.       APPOINTMENT OF TRUSTEE TO FILL VACANCIES.

                  (a) In the event of a vacancy, by resignation or otherwise, in the role of Trustee, the Holders shall, at a special meeting, appoint by a vote of the Holders of a majority of the shares of Common Stock held in the Voting Trust at that time, appoint a successor to the vacancy. Any such successor shall sign an agreement to be bound by this Agreement, and to perform the terms thereof, as if such successor had originally signed this Agreement. The selection of a Trustee shall be limited to such entities or individuals which are unrelated third parties to any

Holder. No Holder, or any individual or entity directly or indirectly controlled by a Holder, or in which a Holder has any financial, contractual, beneficial, or voting relationship or interest, shall serve as a Trustee under this Voting Trust Agreement.

          (b) The Holders of a majority of the shares of Common Stock of the Corporation at the time held in the Trust may, at any time, determine to remove a Voting Trustee, by signing a resolution to such effect and filing it with the Secretary of the Corporation. The successor to such Trustee shall be appointed in accordance with Section 5(a) hereof.

         6. DIVIDENDS. Each Holder shall be entitled, until distribution of Common Stock in the Corporation, as provided for herein, to receive, from time to time, payments equal to the dividends, if any, other than such as shall be in the form of shares of Common Stock of the Corporation, collected by the Trustee upon the like number of shares of Common Stock of the Corporation as is specified in the voting trust certificate. Payments are to be mailed to the Holders of the voting trust certificates entitled to receive the dividends, at their addresses as filed with the Trustee. In the event that any dividends paid in Common Stock of the company shall be received by the Trustee, the respective holders of voting trust certificates issued under this Agreement shall be entitled to the delivery of new or additional voting trust certificates to the amount of the Common Stock received by the Trustee as such dividend upon the number of such shares of the company represented by their respective voting trust certificates previously outstanding. The record date for determining the Holders entitled to any payment or distribution of dividends shall be the same record date fixed pursuant to the Bylaws of the Corporation for the determination of the Common Stockholders entitled to receive such payment or distribution, and only the Holders of record on that date shall be entitled to participate in such payment and distributions.

         7. SUBSCRIPTION OF ADDITIONAL COMMON STOCK. If any Common Stock or other securities of the Corporation are offered for subscription to the holders of the Common Stock deposited hereunder, the Trustee, promptly upon receipt of notice of such offer, shall deliver a copy of such notice to each holder of a voting trust certificate. Upon receipt by the Trustee of a request from any Holder of a voting trust certificate to subscribe in his behalf, accompanied with the sum of money or other consideration required to pay for such Common Stock or securities (not in excess of the amount subject to subscription in respect of the shares represented by the voting trust certificate held by such holder), the Trustee shall make such subscription and payment. Upon receiving from the Corporation the certificate for shares or securities so subscribed for, the Trustee shall issue to such Holder a voting trust certificate in respect if the shares or securities received have general voting powers. If, however, the shares or securities do not have voting powers, the Trustee shall mail or deliver such securities to the Holder in whose behalf the subscription was made, or may instruct the Corporation to make delivery directly to the certificate holder entitled thereto.

         8. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation, or all or substantially all of the assets of the Corporation are transferred to another corporation, then in connection with any of the foregoing, the term "Corporation" for all purposes of this Agreement shall be deemed to include such successor corporation, and the Trustee shall receive and hold under this Agreement any Common Stock of such successor corporation received on account of the ownership, as the Trustee hereunder, of the Common Stock held hereunder prior to such merger, consolidation and transfer. Voting trust certificates issued and outstanding under this Agreement at the time of such merger, consolidation or transfer may remain outstanding or the Trustee may, in his discretion, substitute for the voting trust certificates new voting trust certificates in appropriate form, and the term "Common Stock" shall include any capital Common Stock which may be received by the Trustee in lieu of all or any part of the Common Stock of the Corporation.

         9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Holders may be taken without a meeting if a written consent or consents to such action is signed by all Holders and delivered to the Trustee. Notice of any meeting to be held pursuant hereto shall be given in the manner provided in the Bylaws of the Corporation relative to notice and purpose of Common Stockholders' meetings and shall be held and conducted in accordance with the Bylaws of the Corporation relative to Common Stockholder's meetings.

         10. AMENDMENT OF VOTING TRUST. If at any time the Trustee shall deem it advisable to amend this Agreement, the Trustee shall submit such amendment to the Holders for a majority approval at a meeting called for that purpose. If at any time any of the Holders shall deem it advisable to amend the Agreement, such Holder shall submit such amendment to the Holders for a majority approval at a meeting called for that purpose.

         11. TRUSTEE ACCEPTANCE. The Trustee accepts the trusts under this Agreement subject to all the terms, conditions and reservations herein contained, and agrees that he will exercise the powers and perform the duties of Trustee as set forth; provided, however, that nothing herein contained shall be construed to prevent any or all Trustees from resigning and discharging themselves from the trust.

         12.      TERMINATION.

                  (a) This Agreement and the Trust hereby created shall be continued until May 6, 2003, and then automatically shall terminate; provided, that the duration of this Agreement and the Trust may be extended upon consent of the Holder for a period not to exceed an additional fifteen years, as set forth in Section 78.365 of the Nevada Revised Statutes, except that such Agreement shall be terminated with respect to the shares of Common Stock which are represented by the Voting Trust Certificate of any Holder upon a transfer of such Common Stock for value in a bona fide sale for value to an unrelated third party; or in the event that the aggregate number of such shares of Common Stock which are represented by the Voting Trust Certificates held collectively by the Holders hereunder at any time shall represent less than ten (10) percent of the total number of shares of outstanding and issued voting Common Stock of the Corporation, this Agreement and the Trust shall be automatically terminated.

                  (b) At any time after the termination of this Agreement, the Holders shall, upon surrender for cancellation of their voting trust certificates and upon payment of any transfer tax required by law, be entitled to receive certificates for the number of shares of Common Stock represented by their respective voting trust certificates.

         13. NOTICE. Any notices to be provided to the Holder or to the Trustee pursuant to this Agreement shall be provided to each, respectively, as set forth in Attachment B hereto. The Trustee, further, shall advise the Holders in writing within three days receipt of notice of any shareholder vote, and further, shall provide prompt notice to the Holder of any action taken by the Trustee pursuant to this Agreement.

         14. GOVERNING LAW. This Agreement and the voting trust created hereby shall be governed for all purposes by the laws of the State of Nevada.

         All voting trust certificates issued by the Trustee hereunder shall have enclosed thereon a statement that they are held in accordance with and subject to the terms of this Voting Trust Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Voting Trust Agreement.

                                    VOTING TRUSTEE:

                                    -------------------------------------------

                                    By:
                                        ----------------------
                                    Date:
                                          -------------------------------------

                                    HOLDER:

                                    I-STORM ACQUISITION CORP.

                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID LAWS OR (ii) AN EXEMPTION THEREFROM UNDER SAID LAWS.

                            VOTING TRUST CERTIFICATE
              FOR SHARES OF STOCK OF DIGITAL POWER HOLDING COMPANY

Certificate No. 001                               600,000 Shares of Common Stock



         This is to certify that I-Storm Acquisition Corp. has deposited under the Voting Trust Agreement dated as of May 6, 1998 (the "Voting Trust Agreement"), between the owners and holders of certain shares of the Common Stock of Digital Power Holding Company, a Nevada corporation (the
"Corporation"), and _____________ (the "Trustee"), a certificate or certificates for 600,000 shares of Common Stock of the Corporation.

         Until the termination of the Voting Trust Agreement, the holder of this voting trust certificate (the "Holder") is entitled to receive payments equal to the amount of dividends, if any, other than such as shall be in the form of shares of Common Stock of the Corporation, received by the Trustee on the shares of Common Stock represented by this certificate, less any taxes imposed which the Trustee may be required to pay, and also less a proportionate share of the expenses of the Trustee. In the event that any dividends paid in Common Stock of the Corporation shall be received by the Trustee, the respective holders of voting trust certificates issued under this Agreement shall be entitled to the delivery of new or additional voting trust certificates representing the amount of the Common Stock received by the Trustee as such dividend.

         Upon the termination of the Voting Trust Agreement, the Holder shall be entitled to receive a Common Stock certificate or certificates for the number of shares of Common Stock represented by this certificate. Until actual delivery to the Holder of such Common Stock certificate or certificates, the Trustee shall be entitled to exercise all rights and powers of absolute owners of record of the Common Stock deposited, including the right to vote and to consent to or waive any act of the Corporation of any kind.

         A duplicate original of the Voting Trust Agreement has been filed in the principal place of business of the Corporation and shall be open to inspection, during business hours, by any shareholder of the Corporation or his attorney.

         At any time after the termination, the Holders will be entitled, upon surrender for cancellation of their respective voting trust certificate(s) and upon payment of the transfer tax required by law, to receive certificates for the number of shares of Common Stock represented by their respective voting trust certificates. Stock certificates shall be delivered by the Trustee to the Holder.

         In the event of the dissolution or total or partial liquidation of the Corporation, any proceeds received by the Trustee for the Common Stock represented by this certificate shall be delivered to the Holder of record, but only upon surrender of this certificate in the case of a dissolution, or the presentation of this certificate for a notation in the case of a distribution in a partial liquidation.

         This voting trust certificate and the right, title and interest in and to the shares of Common Stock for which this voting trust certificate is issued, are transferable on the books of the Trustee by the registered Holder. And, until transferred, the Trustee may treat the registered Holder as the owner for all purposes whatsoever except that no delivery of Common Stock certificates shall be made without the surrender of this voting trust certificate.

         As a condition of permitting any transfer or delivery of Common Stock certificates or voting trust certificates, the Trustee may require the payment of a sufficient sum to reimburse it for any stamp tax or other governmental charge in connection with such transfer and for a proportionate part of its expenses as Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this voting trust certificate to be signed effective as of the 6th day of May, 1998.


                                      VOTING TRUSTEE:

                                      -----------------------------------------

                                      By:
                                          --------------------------------------

                                      Name:
                                            -----------------------------------
                                            Secretary

To Be Completed Upon Transfer:



         FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers to ____________________________, the within certificate and all rights and interests represented, and does hereby irrevocably appoint ________________________________ Attorney to transfer the same on the books of the Trustee, with full power of substitution in the premises.

Dated:
       --------------------

                                      -----------------------------------------

In the presence of:

---------------------------